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                                                                    Exhibit 99.1


          PRESS RELEASE REGARDING SALE OF POWER AND VIDEO PRODUCT LINES



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FOR FURTHER INFORMATION CONTACT

MR. MICHAEL SCHRADLE
VICE PRESIDENT FINANCE
MICRO LINEAR CORPORATION
2092 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

FOR IMMEDIATE RELEASE

                       MICRO LINEAR SELLS POWER AND VIDEO

                    PRODUCT LINES TO FAIRCHILD SEMICONDUCTOR



San Jose, California, Sept. 6, 2000 - Micro Linear Corporation (NASDAQ: MLIN) today announced the sale of its Power Management, Bus Interface, and Video product lines to Fairchild Semiconductor in an all cash transaction of approximately $10 million. The sale of these mixed signal product lines that represented approximately 65% of Micro Linear's total revenues for the first six months of fiscal year 2000, will allow Micro Linear to focus all new product development on expanding the data communication and wireless product lines that it retains after the transaction.

The Power Management products which were sold include both off-line switching controllers and battery management products. The off-line switching product line includes a legacy family of PWM, PFC, and combo controllers currently supplied to some of the industry's largest power supply manufacturers and the popular new family of proprietary, low cost PWM/PFC Combo controllers. The Battery Management product line which was sold includes many DC to DC converters and a family of boost regulators currently supplied to leading PDA manufacturers.



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The Video products which were sold include multiple generations of low cost filter/line drivers currently supplied to most leading set top box manufacturers.

"While our shipments of Power Management and Video products have been steadily increasing, we believe their continued growth and success require an organization with high volume manufacturing capabilities. These products do not fit our strategy as a fabless semiconductor company and we felt it important to find an acquirer that could support the ongoing needs of our growing customer base," stated David L. Gellatly, President and CEO of Micro Linear. "After divesting these product lines, we will have substantially completed the restructuring of the company and are now able to focus our efforts on developing the complete silicon solutions, including RF transceivers and baseband processors, for high bandwidth wireless local area networks to serve the growing enterprise and SOHO (small office, home office) market segments," he said.

Kirk Pond, Fairchild Semiconductor's president, chairman and CEO, said the acquisition of Micro Linear's power management and video product lines is a strong boost to Fairchild's growing analog business. "In just three years, we've gone from ground zero to an analog business approaching $400 million dollars a year," Pond said. "Fairchild is now one of the top five power analog players in the world and we don't plan to rest on our laurels. This acquisition meets our strategic criteria. It immediately adds to our revenues and strengthens our position in an important market segment. With the leverage of our worldwide sales and marketing force, we expect to increase the sales of these products."

Micro Linear Corporation designs, manufactures, and markets analog and mixed signal integrated



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circuits for a broad range of communications markets that require high-integration, system-level solutions. These communication markets include both wired and wireless local area networks and digital cordless telephones.

The statements in this press release about the development, introduction, or market acceptance of wireless products and other changes in product development activities are forward-looking statements that involve risks and uncertainties as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include, the risks associated with new product designs, the ability to attract and retain qualified personnel, the cyclical semiconductor industry, changes in the average selling prices of the Company's products, the level of product orders, the ability of customers to cancel, delay or otherwise change orders without significant penalty, new product announcements or introductions by competitors and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its quarterly reports on Form 10Q for the periods ended March 31, 2000 and June 30, 2000.